                                                                    EXHIBIT 23.4


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Post-Effective Amendment No. 5) of our report dated March 3, 1999, relating to the financial statements and financial statements schedules of Esprit Telecom Group plc, which appears in Global TeleSystems Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers
London, England
June 3, 1999